UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 28, 2016, Enumeral Biomedical Holdings, Inc. (the “Company”) commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2016.

The Company is offering to amend, upon the terms and subject to the conditions set forth in the Offering Materials, warrants to purchase an aggregate of 21,549,510 shares of common stock of the Company (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 21,549,510 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors participating in the Company’s private placement financing that closed on July 31, 2014 (the “PPO Unit Offering”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) receive four shares of common stock for each warrant exercised rather than one, (ii) reduce the exercise price to $0.50 per warrant in cash (or $0.125 per share); (iii) shorten the exercise period so that it expires concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as such expiration date may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred eighty (180) days after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants by significantly reducing both the exercise price and the exercise period of the Original Warrants and increasing the number of shares of Common Stock issuable upon exercise from one share to four shares. This will provide funds to support the Company’s operations, and will also help streamline the Company’s capitalization structure. The Company believes that the amendment and exercise of the Original Warrants will assist the Company’s growth plans and position the Company to attract new investors in potential future financing transactions. The Offer to Amend and Exercise will also help the Company reduce the warrant liability recorded on its financial statements.

The Company’s outstanding warrant liability may be an impediment to the Company’s longer term goals of pursuing future financing transactions necessary to fund the Company’s operations, as well as the pursuit of a listing of its Common Stock on a national securities exchange. Due to the weighted-average anti-dilution provisions contained in the Original Warrants, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for the Original Warrants for so long as they are not exercised and have not expired. In addition, the Company is required to record any change in the value of the Original Warrants on a quarterly basis. The warrant liability is primarily affected by changes in the Company’s stock price, which causes the warrant liability to fluctuate as the market price of the stock rises or falls. The warrant liability required to be recorded by the Company may have the adverse effect of substantially reducing the Company’s stockholders’ equity, which in turn limits the Company’s ability to meet certain listing requirements for both the NYSE MKT and NASDAQ exchanges.

The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations and for general working capital purposes.

As of June 30, 2016, the Company’s cash and cash equivalents were $1,133,819 compared to $3,596,262 at December 31, 2015. During the six months ended June 30, 2016, the Company used $2,343,570 of cash in operations compared to $4,541,089 for the six months ended June 30, 2015. After taking into account the proceeds raised in the Company’s offering of 12% Senior Secured Promissory Notes in July 2016 (the “July 2016 Notes”), the Company believes it has sufficient liquidity to fund operations through November 2016. Assuming that 50% of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,700,000, the Company anticipates it would have sufficient liquidity to fund operations through June 2017.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If holders choose not to participate in the Offer to Amend and Exercise, their Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share; provided, however, regardless of whether a holder participates in the Offer to Amend and Exercise, such holder may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment (as defined below).

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the accompanying Election to Consent, Participate and Exercise Warrant included with the Offering Materials.

In addition, the Company has agreed to enter into a Registration Rights Agreement pursuant to which the Company will file a Registration Statement on Form S-1 to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and upon the conversion of the July 2016 Notes, as well as shares underlying warrants issued to the placement agent in connection with the conversion of the July 2016 Notes.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Company is requesting that the holders of the Original Warrants nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”).

Subject to the joint waiver of the Company and the Warrant Agent (as defined below), the Offer to Amend and Exercise will not be completed unless the following conditions are satisfied : (i) a minimum of $2,000,000 in gross proceeds is received and (ii) holders of a majority of the Original Warrants agree to the Anti-Dilution Amendment (the “Majority Holders’ Consent”). If the Company receives the Majority Holders’ Consent to the Anti-Dilution Amendment, all of the Original Warrants will be amended such that the price based anti-dilution provision of the Original Warrants will no longer apply without regard to whether such holder provided consent. In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 2,000,000 shares of the Company’s common stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof.

In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

Important Information

The information in this Current Report on Form 8-K (this “Current Report”) is for informational purposes only, and the foregoing reference to the tender offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company filed a tender offer statement on Schedule TO and the offering materials related to the tender offer, including the Offer to Amend and Exercise, the Election to Consent, Participate and Exercise Warrant, forms of Amended Warrants and Notice of Withdrawal, with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, these documents (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request to Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140, Attn: Corporate Secretary, telephone number (617) 945-9146.

The Company has retained Katalyst Securities LLC as exclusive warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent may be reached at:

Katalyst Securities LLC

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attention: Michael A. Silverman

Tel: (212) 400-6993

Attention: Aaron Segal

Tel: (212) 612-3220

The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act. In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

Forward Looking Statements

This Current Report includes “forward-looking statements.” Forward-looking statements discuss matters that are not historical facts. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or the Company’s board of directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using such words as “anticipate”, “believe”, “estimate”, “could”, “should”, “would”, “seek”, “plan”, “expect”, “may”, “predict”, “project”, “intend”, “potential”, “continue”, or similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the transactions; uncertainties as to how many stockholders will elect to participate in the Offer to Amend and Exercise; the possibility that various closing conditions for the transactions may not be satisfied or waived; and other risks and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and the Company’s other SEC filings, as well as the Schedule TO filed by the Company. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report. All forward-looking statements in this Current Report are qualified in their entirety by this cautionary statement. The Company acknowledges that forward-looking statements made in connection with the Offer to Amend and Exercise are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended. The Company is not waiving any other defenses that may be available under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: October 28, 2016	By:	/s/ Kevin G. Sarney
		Name:	Kevin G. Sarney
		Title:	Vice President of Finance, Chief Accounting Officer and Treasurer